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                                                                      EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 333-10527 of the Colonel's International, Inc. on Form S-8 of our reports dated March 30, 2001 appearing in this Annual Report on Form 10-K of the Colonel's International, Inc. for the year ended December 31, 2000.


/s/Deloitte & Touche LLP

Ann Arbor, Michigan
March 30, 2001